As filed with the U.S. Securities and Exchange Commission on March 26, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PubMatic, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5863224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
PubMatic, Inc.
3 Lagoon Drive, Suite 180
Redwood City, California 94065
(Address of Principal Executive Offices) (Zip Code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full title of the plans)

Rajeev K. Goel
Chief Executive Officer
PubMatic, Inc.
3 Lagoon Drive, Suite 180
Redwood City, California 94065
(650) 331-3485
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mark Stevens James D. Evans Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Thomas C. Chow Kevin J. Roggow PubMatic, Inc. 3 Lagoon Drive, Suite 180 Redwood City, California 94065 (650) 331-3485

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.0001 par value per share
- To be issued under the 2020 Equity Incentive Plan	2,449,407(2)	$47.31(3)	$115,881,446	$12,643
- To be issued under the 2020 Employee Stock Purchase Plan	489,881(4)	$40.21(5)	$19,698,116	$2,150
Total	2,939,288		$135,579,562	$14,793

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock or Class B common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock or Class B common stock.
(2) Represents additional shares to be registered under the 2020 Equity Incentive Plan (“2020 EIP”) resulting from the annual 5% automatic increase in the number of authorized shares available for issuance under the 2020 EIP.
(3) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $47.31 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 19, 2021.
(4) Represents additional shares to be registered under the 2020 Employee Stock Purchase Plan (“2020 ESPP”) resulting from the annual 1% automatic increase in the number of authorized shares available for issuance under the 2020 ESPP.
(5) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $40.21 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 19, 2021, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2020 ESPP.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, PubMatic, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,449,407 additional shares of common stock available for issuance under the Registrant’s 2020 EIP, pursuant to the provision of the 2020 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance and (b) 489,881 additional shares of common stock available for issuance under the Registrant’s 2020 ESPP, pursuant to the provision of the 2020 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2020 EIP and 2020 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 9, 2020 (File No. 333-251237), to the extent not superseded hereby.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by PubMatic, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 26, 2021 pursuant to Section 13 of the Exchange Act;

(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39748) filed with the Commission on November 30, 2020 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.
The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit Number	Description of Document	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation	10-K	001-39748	3.1	03/26/2021

4.2	Restated Bylaws	10-K	001-39748	3.2	03/26/2021

4.3	Form of Class A Common Stock Certificate	S-1/A	333-250077	4.1	11/30/2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2020 Equity Incentive Plan, and forms of award agreements	S-1/A	333-250077	10.5	11/30/2020

99.2	2020 Employee Stock Purchase Plan, and form of subscription agreement	S-1/A	333-250077	10.6	11/30/2020

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Redwood City, California, on this 26th day of March, 2021.

PUBMATIC, INC.

By:	/s/ Rajeev K. Goel
Rajeev K. Goel Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rajeev K. Goel, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajeev K. Goel	Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2021
Rajeev K. Goel

/s/ Steven Pantelick	Chief Financial Officer (Principal Financial Officer)	March 26, 2021
Steven Pantelick

/s/ Michael van der Zweep	Controller (Principal Accounting Officer)	March 26, 2021
Michael van der Zweep

/s/ Cathleen Black	Director	March 26, 2021
Cathleen Black

/s/ W. Eric Carlborg	Director	March 26, 2021
W. Eric Carlborg

/s/ Susan Daimler	Director	March 26, 2021
Susan Daimler

/s/ Amar K. Goel	Director	March 26, 2021
Amar K. Goel

/s/ Ashish Gupta	Director	March 26, 2021
Ashish Gupta

/s/ Narendra Gupta	Director	March 26, 2021
Narendra Gupta